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                                                                 Exhibit 23(iii)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Ocean West Holding Corporation Registration Statement on Pre-Effective Amendment No. 1 to Form S-1 of our report dated October 11, 2000, accompanying the financial statements of Ocean West Holding Corporation. We also consent to the use of our name as it appears under the caption "Experts."


Irvine, California
November 2, 2000
                                                   Link, Murrel & Company